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                                                                   EXHIBIT 10.01

                                     FORM OF
                            INDEMNIFICATION AGREEMENT

      INDEMNIFICATION AGREEMENT, dated as of [______________], between Celerity Group, Inc., a Delaware corporation f/k/a Kinetics Holdings Corporation (the "Company"), and [________________] ("Indemnitee").

      WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available; and

      WHEREAS, it is becoming increasingly more difficult for companies to attract the most qualified and experienced people to serve as directors and officers because of the tendency in the United States of increasing litigation and other challenges by stockholders and others against directors and officers of companies; and

      WHEREAS, the Bylaws of the Company as in existence as of the date of this Agreement require the Company to indemnify and advance expenses to its directors and officers to the full extent permitted by law and the Indemnitee has been serving and continues to serve as a director or officer of the Company in part in reliance on such Bylaws;

      WHEREAS, in recognition of Indemnitee's need for substantial protection against personal liability in order to enhance Indemnitee's continued and effective service to the Company, and in part to provide Indemnitee with contractual assurance that the protection set forth in the Bylaws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of such Bylaws or any change in the composition of the Company's Board of Directors or change of control transaction relating to the Company), and in order to induce Indemnitee to provide such services to the Company as a director or officer, the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement.

      NOW, THEREFORE, in consideration of the foregoing and of Indemnitee's continued service to the Company, and intending to be legally bound hereby, the parties agree as follows:

1.    DEFINITIONS

      Whenever used in this Agreement, the following words and phrases shall have the following meanings:

      "Board" shall mean the Board of Directors of the Company.

      "Change in Control" shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as

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amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company is or becomes the "Beneficial Owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the total voting power represented by the Company's then outstanding Voting Securities; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other entity, other than a merger or consolidation that would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least eighty percent (80%) of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company's assets; provided, however, that a Change of Control shall not be deemed to occur as a result of (w) the merger that results in the Company becoming a subsidiary of KH LLC, a Delaware limited liability company, (x) the distribution of the capital stock of Kinetic Systems, Inc. to KH LLC, (y) the merger of one or more subsidiaries of the Company with and into the Company on or around the time of the initial public offering of the common stock of the Company or (z) a change in the composition of the Board in connection with the initial public offering of the Company to satisfy the Sarbanes-Oxley Act of 2002 and the corporate governance requirements established by the Nasdaq.

      "Expenses" shall mean any expense, liability or loss, including without limitation attorneys' fees, judgments, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, paid or incurred in connection with investigating, defending, being a witness in, or participating in (including, without limitation and with respect to each of the foregoing, on appeal), or preparing for any of the foregoing, any Proceeding relating to any Indemnifiable Event.

      "Indemnifiable Event" shall mean any event or occurrence that takes place either prior to, upon or after the execution of this Agreement, related to the fact that Indemnitee is or was a director or an officer of the Company, or while a director or officer is or was serving at the request of the Company as a director, officer, employee, trustee, agent, or fiduciary of another foreign or domestic corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise (each of the foregoing, a "Business Entity"), or was a director, officer, employee, or agent of a Business Entity that was a predecessor of the Company or of another Business Entity at the request of such predecessor, or related to

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anything done or not done by Indemnitee in any such capacity, whether or not the basis of the Proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent of the Company or predecessor, as described above.

      "Independent Counsel" shall mean the person or body appointed in connection with Section 3.

      "Proceeding" shall mean any threatened, pending, or completed action, suit, or proceeding (including without limitation an action by or in the right of the Company) or any inquiry, hearing, or investigation, whether conducted by the Company, a stockholder or bond holder of the Company, a governmental body, or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit, or proceeding, whether civil, criminal, administrative, investigative, or other.

      "Reviewing Party" shall mean the person or body appointed in accordance with Section 3.

      "Voting Securities" shall mean any securities of the Company that vote generally in the election of directors.

2.    AGREEMENT TO INDEMNIFY

      A.    GENERAL AGREEMENT

      In the event Indemnitee was, is, or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Proceeding by reason of (or arising in whole or in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee from and against any and all Expenses incurred in respect of such Indemnifiable Event to the fullest extent permitted by law applicable (as the same may exist currently or may hereafter be amended or interpreted). The Company hereby covenants and agrees that, this Agreement shall remain in full force and effect for so long as Indemnitee shall continue to serve as a director and/or as an executive officer (including, without limitation, as a member of any committee of the Board of Directors) of the Company, any predecessor of the Company or any subsidiary of the Company, or is or was serving at the request of the Company as a director or officer of another Business Entity, including service with respect to an employee benefit plan, and thereafter so long as Indemnitee shall be subject to any possible, threatened, pending or completed Proceeding arising out of, relating to, based upon, in connection with or due to the fact that Indemnitee was a director or an officer of the Company, any predecessor of the Company or any subsidiary of the Company, or is or was serving at the request of the Company as a director or officer of another Business Entity, including service with respect to an employee benefit plan.

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      B.    EXPENSE ADVANCES

      If so requested by Indemnitee, the Company shall advance (within 20 business days of such request) any and all Expenses (including without limitation Expenses incurred pursuant to Section 5 of this Agreement) to Indemnitee (an "Expense Advance"); provided that, if and to the extent the Reviewing Party (which determination shall be made by outside counsel if the Reviewing Party is the Board or any committee thereof) determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to, and shall, reimburse the Company) for all such amounts theretofore paid in connection with the Proceeding then in question. If Indemnitee has commenced or commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, as provided in Section 4, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or have lapsed). From and after the date that the Reviewing Party determines that the Indemnitee would not be permitted to be indemnified under applicable law (which determination shall be made by outside counsel if the Reviewing Party is the Board or any committee thereof), the Company shall have no further obligation to advance Expenses until such time that a court of competent jurisdiction makes a final and non-appealable determination that Indemnitee is entitled to be indemnified for such Proceeding. Indemnitee's obligation to reimburse the Company for Expense Advances shall be unsecured and no interest shall be charged thereon.

      C.    MANDATORY INDEMNIFICATION

      Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits in defense of any Proceeding relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

      D.    PARTIAL INDEMNIFICATION

      If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Proceedings relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including without limitation dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

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      E.    PROHIBITED INDEMNIFICATION

      No indemnification pursuant to this Agreement shall be paid by the Company on account of (i) any Proceeding in which judgment is rendered against Indemnitee for an account of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any federal, state, or local laws, or (ii) with respect to liability for which payment is actually made to the Indemnitee under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, Bylaw or agreement (other than this Agreement), except in respect of any liability in excess of payment under such insurance, clause, Bylaw or agreement; (iii) if a final and non-appealable decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful or against public policy; or (iv) in connection with any proceeding (or part thereof) by the Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (1) such indemnification is expressly required to be made by law, (2) the proceeding was authorized by the Board, (3) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under applicable law, (4) except as provided in Section 4 of this Agreement or (5) the Proceeding is instituted after a Change in Control (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Change in Control) and Independent Counsel has approved its initiation.

3.    REVIEWING PARTY

      Prior to any Change in Control, the Reviewing Party shall be any appropriate person or body consisting of a member or members of the Board or any other person or body appointed by the Board who is not a party to the Proceeding at issue; after a Change in Control, the Reviewing Party shall be the Independent Counsel referred to below. With respect to all matters arising after a Change in Control (other than a Change in Control approved by a majority of directors on the Board who were directors immediately prior to such Change in Control) concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or under applicable law or the Company's Certificate of Incorporation or Bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events, the Company shall seek advice only from Independent Counsel selected by Company and reasonably acceptable to the Indemnitee (which approval shall not be unreasonably withheld, conditioned or delayed), and who has not otherwise performed services for the Company or the Indemnitee (other than in connection with indemnification matters) within the last five years. The Independent Counsel shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement. Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent the Indemnitee should be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the Independent Counsel and to indemnify fully such counsel against

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any and all expenses (including without limitation attorneys' fees), claims, liabilities, loss and damages arising out of or relating to this Agreement or the engagement of Independent Counsel pursuant hereto.

4.    INDEMNIFICATION PROCESS AND APPEAL

      A.    SUIT TO ENFORCE RIGHTS

      Regardless of any action by the Reviewing Party, if Indemnitee has not received full indemnification within twenty (20) business days after making a demand in accordance with Section 2(c), Indemnitee shall have the right to enforce its indemnification rights under this Agreement by commencing litigation in any court in the State of California or the State of Delaware having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any determination by the Reviewing Party or any aspect thereof, including without limitation the legal or factual bases therefor. The Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party not challenged by the Indemnitee shall be binding on the Company and Indemnitee. The remedy provided for in this Section 4 shall be in addition to any other remedies available to Indemnitee in law or equity.

      B.    DEFENSE TO INDEMNIFICATION, BURDEN OF PROOF, AND PRESUMPTIONS

      It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement (other than an action brought to enforce a claim) for Expenses incurred in defending a Proceeding in advance of its final disposition that it is not permissible under applicable law or under this Agreement for the Company to indemnify Indemnitee for the amount claimed. In connection with any such action or any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proving such a defense or determination shall be on the Company. Neither the failure of the Reviewing Party or the Company (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action by Indemnitee that indemnification of the Indemnitee is proper under the circumstances because he has met the standard of conduct set forth in applicable law, nor an actual determination by the Reviewing Party or Company (including its Board, independent legal counsel, or its stockholders) that the Indemnitee had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. For purposes of this Agreement, the termination of any claim, action, suit, or proceeding, by judgment, order, settlement (whether with or without court approval), conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

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5.    INDEMNIFICATION FOR EXPENSES INCURRED IN ENFORCING RIGHTS

      The Company shall indemnify Indemnitee against any and all Expenses that are incurred by Indemnitee in connection with any action brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement or under applicable law or the Company's Certificate of Incorporation or Bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events, and/or (ii) recovery under directors' and officers' liability insurance policies maintained by the Company, unless such Indemnitee would be prohibited from being indemnified under Section 2(E) of this Agreement. In addition, the Company shall, if so requested by Indemnitee, advance the foregoing Expenses to Indemnitee, subject to and in accordance with Section 2(B).

6.    NOTIFICATION AND DEFENSE OF PROCEEDING

      A.    NOTICE

      Promptly after receipt by Indemnitee of written notice of the commencement of any Proceeding, Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but the omission so to notify the Company will not relieve it from any liability that it may have to Indemnitee, except as provided in Section 6(c).

      B.    DEFENSE

      With respect to any Proceeding as to which Indemnitee notifies the Company of the commencement thereof, the Company will be entitled to participate in the Proceeding at its own expense and except as otherwise provided below, to the extent the Company so wishes, it may assume the defense thereof with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense of any Proceeding, the Company will not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently incurred by Indemnitee under this Agreement with respect to such defense except as otherwise provided below. Indemnitee shall have the right to employ his own counsel in such Proceeding, but all Expenses related thereto incurred after notice from the Company of its assumption of the defense shall be at Indemnitee's expense unless: (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) counsel to Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Company in the defense of the Proceeding and such determination has been affirmed by any then existing Independent Counsel, (iii) after a Change in Control (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Change in Control), the employment of counsel by Indemnitee has been approved by the Independent Counsel, or (iv) the Company shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which case all Expenses of the Proceeding shall be borne by the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of

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the Company or as to which Indemnitee shall have made the determination provided for in (ii) above.

      C.    SETTLEMENT OF CLAIMS

      The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Company's written consent, provided, however, that if a Change in Control has occurred (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Change in Control), the Company shall be liable for indemnification of Indemnitee for amounts paid in settlement if the Independent Counsel has approved the settlement. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither the Company nor Indemnitee will unreasonably withhold their consent to any proposed settlement. The Company shall not be liable to indemnify Indemnitee under this Agreement with regard to any judicial award if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action; the Company's liability hereunder shall not be excused if participation in the Proceeding by the Company was barred by this Agreement or to the extent that the Company's lack of such opportunity did not prejudice the Company.

8.    NON-EXCLUSIVITY

      The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Company's Certificate of Incorporation, Bylaws, applicable law, or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company's Certificate of Incorporation, Bylaws, applicable law, or this Agreement, it is the intent of the parties that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change.

9.    LIABILITY INSURANCE

      The Company hereby represents and warrants that Exhibit A contains a complete and accurate description of the policies of directors' and officers' liability insurance purchased by the Company and that such policies are in full force and effect as of the date of this Agreement. The Company hereby covenants and agrees that for so long as this Agreement remains in effect, the Company shall (i) maintain in full force and effect the directors' and officers' liability insurance issued by the insurer(s), and having the policy number(s), amount(s) and deductible(s) set forth on Exhibit A hereto and (ii) include the Indemnitee as an additional insured on any policy containing more favorable terms for the benefit of any other officer or director of the Company; provided that the Company may substitute therefor policies of substantially equivalent coverage and amounts containing terms no less favorable to Indemnitee; provided, further, in no event shall the Company (or any successor or assign of the Company) be required to maintain

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any of the insurance policies listed on Exhibit A to the extent the annual premiums for each such coverage in any year would exceed 200% of the highest annual premium paid by the Company for such insurance policy in any of the three years preceding such renewal date.

10.   PERIOD OF LIMITATIONS

      No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company or any affiliate of the Company against Indemnitee, Indemnitee's spouse, heirs, executors, or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action. Any claim or cause of action of the Company or its affiliates shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, the shorter period shall govern.

11.   AMENDMENT OF THIS AGREEMENT

      No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

12.   SUBROGATION

      In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers reasonably required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

13.   NO DUPLICATION OF PAYMENTS

      The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise received payment (under any insurance policy, Bylaw, or otherwise) of the amounts otherwise indemnifiable hereunder.

14.   BINDING EFFECT

      This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or

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indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs, executors, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all or substantially all, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity pertaining to an Indemnifiable Event even though he may have ceased to serve in such capacity at the time of any Proceeding.

15.   SEVERABILITY

      If any provision (or portion thereof) of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing a provision held to be invalid, void, or otherwise unenforceable, that is not itself invalid, void, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, void, or unenforceable.

16.   GOVERNING LAW

      This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such State without giving effect to the principles of conflicts of laws.

17.   NOTICES

      All notices, demands, and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed, postage prepaid, certified or registered mail, return receipt requested or by reputable, overnight courier service, and addressed as follows:

                           COMPANY:

                           KINETICS GROUP, INC.
                           2805 Mission College Blvd.
                           Santa Clara, CA 95054-1838
                           ATTENTION: Chairman of the Board

                           With a copy to: KINETICS GROUP, INC.
                           2805 Mission College Blvd.
                           Santa Clara, CA 95054-1838
                           ATTENTION: General Counsel

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                           INDEMNITEE:

                           [_________________________]
                           [_________________________]
                           [_________________________]

                           With a copy to:
                           ___________________________
                           ___________________________
                           ___________________________
                           Attention:  _______________

      Notice of change of address shall be effective only when done in accordance with this Section. All notices complying with this Section shall be deemed to have been received on the earlier of the date of delivery or on the third business day after mailing.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

CELERITY GROUP, INC.,
a Delaware corporation

By: _________________________________________
Name: _______________________________________
Title: ______________________________________

KINETICS GROUP, INC.,
a Delaware corporation

By: _________________________________________
Name: _______________________________________
Title: ______________________________________

CELERITY GROUP, INC.,
a California corporation

By: _________________________________________
Name: _______________________________________
Title: ______________________________________

INDEMNITEE:

_____________________________________________
[______Name___________]

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                                    Exhibit A

                          DESCRIPTION OF D&O INSURANCE